Exhibit 99.1

Information Concerning the Reporting Persons

    The following sets forth each of the executive officers and directors of OFI and their respective business address and principal occupation.  Each of OFI’s executive officers and directors is a citizen of the United States.
Name	Address	Principal Occupation and Employer Address, if applicable

EXECUTIVE OFFICERS:

Krishna K. Memani	225 Liberty Street, 11th Floor New York, NY 10281	President

Mary Ann Picciotto	225 Liberty Street, 11th Floor New York, NY 10281	Chief Compliance Officer

Kristie M. Feinberg	225 Liberty Street, 11th Floor New York, NY 10281	Treasurer

Arthur S. Gabinet	225 Liberty Street, 11th Floor New York, NY 10281	Chief Legal Officer

David M. Pfeffer	225 Liberty Street, 11th Floor New York, NY 10281	Director and Chief Financial Officer

Arthur P. Steinmetz	225 Liberty Street, 11th Floor New York, NY 10281	Director and Chairman

DIRECTORS:

Roger W. Crandall	c/o 225 Liberty Street, 11th Floor New York, NY 10281	Chief Executive Officer, Massachusetts Mutual Life Insurance Company 100 Bright Meadow Boulevard Enfield, CT 06082

Michael T. Rollings	c/o 225 Liberty Street, 11th Floor New York, NY 10281	Chief Financial Officer, Massachusetts Mutual Life Insurance Company 100 Bright Meadow Boulevard Enfield, CT 06082

Elizabeth A. Ward	c/o 225 Liberty Street, 11th Floor New York, NY 10281	Chief Enterprise Risk Officer, Massachusetts Mutual Life Insurance Company 100 Bright Meadow Boulevard Enfield, CT 06082

M. Timothy Corbett	c/o 225 Liberty Street, 11th Floor New York, NY 10281	Chief Investment Officer, Massachusetts Mutual Life Insurance Company 100 Bright Meadow Boulevard Enfield, CT 06082

    The following sets forth each of the executive officers and directors of the Fund and their respective business address and principal occupation.  Each of the Fund’s executive officers and directors is a citizen of the United States.

Name	Address	Principal Occupation and Employer Address, if applicable

EXECUTIVE OFFICERS:

Arthur P. Steinmetz	225 Liberty Street, 11th Floor New York, NY 10281	President and Principal Executive Officer

Justin Leverenz	225 Liberty Street, 11th Floor New York, NY 10281	Vice President

Jennifer Sexton	225 Liberty Street, 11th Floor New York, NY 10281	Vice President and Chief Business Officer

Mary Ann Picciotto	225 Liberty Street, 11th Floor New York, NY 10281	Chief Compliance Officer and Chief AML Officer

Brian W. Wixted	6803 S. Tuscon Way Centennial, CO 80112	Treasurer and Principal Financial and Accounting Officer

Arthur S. Gabinet	225 Liberty Street, 11th Floor New York, NY 10281	Secretary and Chief Legal Officer

TRUSTEES:

Brian F. Wruble	c/o 6803 S. Tuscon Way Centennial, CO 80112	Trustee and Chairman

David K. Downes	c/o 6803 S. Tuscon Way Centennial, CO 80112	Chief Executive Officer, Community Capital Management 2500 Weston Road, Suite 101 Weston, FL 33331

Name	Address	Principal Occupation and Employer Address, if applicable

Matthew P. Fink	c/o 6803 S. Tuscon Way Centennial, CO 80112	Trustee

Edmund P. Giambastiani, Jr.	c/o 6803 S. Tuscon Way Centennial, CO 80112	President and Chief Executive Officer, Giambastiani Group LLC 690 Budds Landing Road Warwick, MD 21912

Elizabeth Krentzman	c/o 6803 S. Tuscon Way Centennial, CO 80112	Trustee

Mary F. Miller	c/o 6803 S. Tuscon Way Centennial, CO 80112	Trustee

Joel W. Motley	c/o 6803 S. Tuscon Way Centennial, CO 80112	Managing Director, Public Capital Advisors LLC 245 Park Avenue New York, NY 10167

Joanne Pace	c/o 6803 S. Tuscon Way Centennial, CO 80112	Trustee

William F. Glavin	c/o 6803 S. Tuscon Way Centennial, CO 80112	Trustee